UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2020

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 433-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ORBC	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No.1 to the Current Report on Form 8-K filed by ORBCOMM Inc. on April 7, 2020 is being filed to amend Item 8.01 to correct the website address for accessing the virtual meeting and add the password for the meeting.

Item 8.01 Other Events

On April 7, 2020, ORBCOMM Inc. (the “Company”), issued a press release announcing its 2020 Annual Meeting of Shareholders will be held as a virtual meeting in light of the public health threat posed by the coronavirus pandemic and the limitations in many areas that we expect to continue into April 2020.  To be admitted to the annual meeting at www.meetingcenter.io/269283961, stockholders must enter the control number found on their proxy card or voting instruction form previously received number, as well as the password for the meeting, which is ORBC2020. A copy of the press release is filed as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release of ORBCOMM Inc. dated April 7, 2020
104	Cover Page Interactive Data File – The Cover Page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
Name:	Christian Le Brun
Title:	Executive Vice President, General Counsel and Secretary

Date: April 8, 2020

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